2-2-2 Steadfast Apartment REIT Acquires 1800 Barrett Lakes in Kennesaw, Ga.

EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT
ACQUIRES 500-UNIT COMMUNITY NEAR ATLANTA FOR $49 MILLION

IRVINE, Calif., Nov. 25, 2014 – Steadfast Apartment REIT announced today the acquisition of 1800 Barrett Lakes, a 500-unit apartment community situated in the Atlanta submarket of Kennesaw, Ga., for $49 million. The REIT now has invested over $234 million in six apartment communities in four Midwestern and Southern states.
“1800 Barrett Lakes is located in one of the stronger submarkets within the Atlanta area,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “We believe that the new Atlanta Braves baseball stadium—just six miles from the property,—the expansion of the McCollum Field County Airport and the addition of a $38 million mixed‐use development project will continue to drive demand for apartments in Kennesaw.”

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2-2-2 Steadfast Apartment REIT Acquires 1800 Barrett Lakes in Kennesaw, Ga.

Constructed in two phases between 1988 and 1997, the 96 percent occupied Barrett Lakes consists of 39 garden-style buildings on an expansive 68-acre site. One-, two- and three-bedroom apartments offer spacious layouts that average 1,086 square feet and have average in-place rents of $827. Select apartment homes are upgraded with fireplaces, vaulted ceilings and crown molding.
Barrett Lakes also boasts a rich amenity package, which includes two swimming pools, a sauna, lighted tennis courts, a fitness center, a clubhouse, a playground, and an internet café.
Approximately 40% of the apartment homes have been renovated to include upgraded cabinetry, countertops and appliances. Steadfast plans to continue the interior upgrades when turning the units between residents and will add additional enhancements like vinyl wood flooring and faux wood blinds throughout the renovated apartment homes.
Located just 15 miles northwest of Atlanta, the city of Kennesaw is within close proximity to 6.6 million square feet of office space and 6.4 million square feet of retail space, including the Town Center Mall, one of the largest malls in the greater Atlanta area.
Additionally, Kennesaw State University continues to spark growth in the immediate area with its current 26,000-student base. The university has plans for $795 million in projects to accommodate growing student enrollment, which is projected to reach 30,000 by 2016.
Barrett Lakes is the REIT’s second acquisition in Georgia. In October 2014, the REIT acquired the 696-unit Residences at McGinnis Ferry in Suwanee—30 miles northeast of downtown Atlanta.

About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.

2-2-2 Steadfast Apartment REIT Acquires 1800 Barrett Lakes in Kennesaw, Ga.

Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
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